        As filed with the Securities and Exchange Commission on April 2, 2001
                                                   Registration No. 333-_______
- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              SUPERIOR TELECOM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                       55-2248978
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                                  1790 BROADWAY
                            NEW YORK, NEW YORK 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)

                 SUPERIOR TELECOM INC. 1996 STOCK INCENTIVE PLAN
               SUPERIOR TELECOM INC. EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                           STEWART H. WAHRSAGER, ESQ.
                              SUPERIOR TELECOM INC.
                                  1790 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 757-3333
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                        ---------------------------------

                      Registration of Additional Securities

      This Registration Statement is being filed by Superior TeleCom Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), to register (i) an additional 3,688,281 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable under the Company's 1996 Stock Incentive Plan, formerly known as the 1996 Stock Option Plan (the "Stock Incentive Plan"), and (ii) an additional 597,656 shares of Common Stock issuable under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). A total of 2,011,719 shares of Common Stock issuable under the Stock Incentive Plan and 402,344 shares of Common Stock issuable under the Stock Purchase Plan were previously registered pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 25, 1996 (File No. 333-16705), and the information contained therein is hereby incorporated herein by reference. All references in this Registration Statement to shares of Common Stock have been adjusted to reflect, on a retroactive basis, a five-for-four stock split effected by the Company on February 2, 1998 and again on February 3, 1999 and a 3% stock dividend issued by the Company on February 11, 2000.

                         CALCULATION OF REGISTRATION FEE

===============================================================================
  Title Of Securities      Amount        Proposed      Proposed      Amount Of
    To Be Registered        To Be         Maximum       Maximum    Registration
                         Registered      Offering      Aggregate        Fee
                                         Price Per     Offering
                                         Share (3)     Price (3)
- -------------------------------------------------------------------------------
Common Stock, par          3,688,281      $3.35        $12,355,741    $3,089
value $.01 per share      shares (1)
- -------------------------------------------------------------------------------
Common Stock, par           597,656       $3.35        $ 2,002,148    $  501
value $.01 per share      shares (2)
===============================================================================

(1) Additional shares available for issuance under the Stock Incentive Plan. Pursuant to Rule 416 under the Securities Act, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Stock Incentive Plan as a result of the adjustment provisions therein.

(2) Additional shares available for issuance under the Stock Purchase Plan. Pursuant to Rule 416 under the Securities Act, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Stock Purchase Plan as a result of the adjustment provisions therein.

(3) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on March 30, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Superior TeleCom Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         (2) The description of the Common Stock contained in the Company's registration statement on Form 8-A, as filed with the Commission on October 2, 1996, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

            4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-09933) of the Company, as filed with the Commission on August 9, 1996, as amended (the "Form S-1")).

            4.2 Certificate of Amendment, dated July 12, 1996, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1).

            4.3 Certificate of Amendment, dated August 6, 1996, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 to the Form S-1).

            4.4 Certificate of Amendment, dated March 31, 1999, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-68889) of the Company, as filed with the Commission on August 17, 1999).

            4.5 By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to the Form S-1).

            4.6 Amendment to the By-laws of the Company (incorporated herein by reference to Exhibit 3(f) to the Annual Report on Form 10-K of the Company for the year ended December 31, 2000).

            4.7* Superior TeleCom Inc. 1996 Stock Incentive Plan, Amended and Restated as of January 1, 2001.

            4.8 Superior TeleCom Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-16705) of the Company, as filed with the Commission on November 25, 1996).

            4.9* Amendment Number One to the Superior TeleCom Inc. Employee Stock Purchase Plan.

            5*    Opinion of Proskauer Rose LLP.

            23.1* Consent of Arthur Andersen LLP.

            23.2* Consent of Proskauer Rose LLP (included in Exhibit 5).

            24*   Power of Attorney (included on signature page).

- ---------------------------
*    Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 2, 2001.

                                              Superior TeleCom Inc.


                                              By:/s/ Steven S. Elbaum
                                                 --------------------------
                                                 Steven S. Elbaum
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Steven S. Elbaum, David
S. Aldridge and Stewart H. Wahrsager, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                          TITLE                               DATE
/s/ Steven S. Elbaum                Chairman of the Board and           April 2, 2001
- --------------------------          Chief Executive Officer
Steven S. Elbaum                    (principal executive officer)


/s/ David S. Aldridge               Chief Financial Officer and         April 2, 2001
- ---------------------------         Treasurer (principal financial
David S. Aldridge                   and accounting officer)


/s/ Bragi F. Schut                  Director                            April 2, 2001
- --------------------------
Bragi F. Schut

/s/ Eugene P. Connell                Director                           April 2, 2001
- ---------------------------
Eugene P. Connell


/s/ Robert J. Levenson               Director                           April 2, 2001
- ---------------------------
Robert J. Levenson


/s/ Charles Y.C. Tse                 Director                           April 2, 2001
- ---------------------------
Charles Y.C. Tse

                                  EXHIBIT INDEX

      4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-09933) of the Company, as filed with the Commission on August 9, 1996, as amended (the "Form S-1")).

      4.2 Certificate of Amendment, dated July 12, 1996, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1).

      4.3 Certificate of Amendment, dated August 6, 1996, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 to the Form S-1).

      4.4 Certificate of Amendment, dated March 31, 1999, to the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-68889) of the Company, as filed with the Commission on August 17, 1999).

      4.5   By-laws of the Company (incorporated herein by reference to Exhibit
            3.4 to the Form S-1).

      4.6 Amendment to the By-laws of the Company (incorporated herein by reference to Exhibit 3(f) to the Annual Report on Form 10-K of the Company for the year ended December 31, 2000).

      4.7* Superior TeleCom Inc. 1996 Stock Incentive Plan, Amended and Restated as of January 1, 2001.

      4.8 Superior TeleCom Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-16705) of the Company, as filed with the Commission on November 25, 1996).

      4.9* Amendment Number One to the Superior TeleCom Inc. Employee Stock Purchase Plan.

      5*    Opinion of Proskauer Rose LLP.

      23.1* Consent of Arthur Andersen LLP.

      23.2* Consent of Proskauer Rose LLP (included in Exhibit 5).

      24*   Power of Attorney (included on signature page).

- ---------------------------
*    Filed herewith.